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                                                       Rule 424(b)(3)
                                                       Registration No. 33-60071

PRICING SUPPLEMENT NO. 9      DATED  February 9, 2000

                      TO PROSPECTUS DATED JANUARY 7, 1997
               AND PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 1997

                              SARA LEE CORPORATION
                          Medium-Term Notes, Series D
                                  (Fixed Rate)
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

Principal Amount:   $100,000,000                     Issue Date:     February 14, 2000
                  -----------------------                        --------------------------
Issue Price:             100.000                     Stated Maturity:   February 14, 2001
            -----------------------------                            -----------------------
Commission of Selling Agents:   Nil                  Specified Currency:  U.S. Dollars
                             ------------                               --------------------
Net Proceeds to Issuer:  $100,000,000                Form:   X   Global
                       ------------------                  -----
Interest Rate:         6.68%                                     Certificated
              ---------------------------                  -----
Selling Agents:   Chase Securities Inc.
               --------------------------
Trade Date:   February 9, 2000
            -----------------------------
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Interest Payment Dates:                               Amortizing Notes:

        As specified in Prospectus Supplement              Yes
   ---                                                ---
    X  Other (specify)    At Maturity                  X   No
   ---                   ---------------------        ---

Regular Record Date:                                  Each payment of principal of, and interest on,
        As specified in Prospectus Supplement         the Notes will be made:
  ---
   X    Other (specify)   At Maturity                                    Quarterly
  ---                    ----------------------                      ---
                                                                         Semiannually
Original Issue Discount Note:                                        ---
                                                                      x  Other (specify) At Maturity
      Yes    X  No                                                   ---                 -----------
  ---       ---          ----------------------

Original Issue Discount:                              Interest rate may be reset:     Yes    X  No
                         ----------------------                                   ---       ---
Yield to Maturity:                                           Terms of reset:
                         ----------------------       Redemption information:

Repurchase Price (for Discount Securities):

------------------------------------------------      ---------------------------------------------------
Other Provisions:                                     Repayment information
Interest computed based on actual number of days
in a 360-day year.
------------------------------------------------      ---------------------------------------------------

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The aggregate principal amount of this offering is U.S. $100,000,000 and relates only to Pricing Supplement No. 9.
Medium-Term Notes, Series D, may be issued by the Company in the aggregate principal amount of  up to U.S. $500,000,000 or the equivalent in foreign currencies or foreign currency units. To date, including this offering, an aggregate of
U.S. $249,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, Series D, have been issued.
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    TYPE OF SALE                              IF PRINCIPAL TRANSACTION, REOFFERING AT:
    As Agent              X   varying prices related to prevailing market prices at the time of resale
---                      ---
 X  As Principal              fixed number of offering prices of           of Principal Amount
---                      ---                                     ---------
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[Insert additional tax disclosure, if necessary]